Exhibit 99.1

Contact:

Patriot Investor Relations

ir@ptsc.com

760-547-2700

13 Companies Cited for Infringement of MMP Portfolio™ in ITC Complaint

The MMP Portfolio™ Licensing Program is Dramatically Strengthened

Via Markman Victory and Filing of ITC and District Court Complaints

CARLSBAD, California – July 24, 2012 – (PR Newswire)-Patriot Scientific Corporation (OTCBB: PTSC - News) announced today that the MMP Portfolio Licensing Program – already among the most successful of all-time – is being further enhanced with a first wave of aggressive ITC enforcement activities. Technology Properties Limited (TPL) and Patriot Scientific Corporation (PTSC), have filed a complaint with the US International Trade Commission (ITC) and corresponding complaints in the US District Court for the Northern District of California against 13 companies believed to be infringing the MMP Portfolio patents. The move defends the investments of the enormous MMP Portfolio licensee community of nearly 100 global industry leaders (with combined annual revenue of approximately $1.4 trillion), the investments of PTSC and TPL in the MMP Portfolio Licensing Program, and the investments of TPL in its own semiconductor product lines.

The 13 ITC respondents are: Acer Inc., Amazon.com Inc., Barnes & Noble Inc., Garmin Ltd., HTC Corporation, Huawei Technologies Co. Ltd., Kyocera Corporation, LG Electronics, Nintendo Co. Ltd., Novatel Wireless Inc., Samsung Electronics Co. Ltd., Sierra Wireless Inc., and ZTE Corporation.

The three-pronged strategy includes: (1) a Complaint filed with the US International Trade Commission seeking an Exclusion Order prohibiting the importation of unlicensed products; (2) parallel actions in US District Court seeking damages for past infringement that includes past un-paid royalties -- plus the interest which has accrued on those royalties -- both tripled for willful infringement, plus attorney’s fees; and, (3) the pursuit of injunctions in both the US District Court and the ITC barring the sale of infringing products in the United States in the future.

These latest lawsuits come close on the heels of Alliacense’s unprecedented series of 17 consecutive re- examination victories spanning six years of spurious attacks from a powerful group of serial infringers.

And on June 12, 2012, the US District Court for the Northern District of California issued a “Markman” ruling, remarkable for its resounding defeat of the last-remaining ground being clung to by a recalcitrant group of unlicensed, serial infringers. In so doing, the Court aligns with the MMP Portfolio’s 2006 Markman victory, handed down by Judge Ward in the US District Court for the Eastern District of Texas, and decisively confirms the claim construction arguments of the Alliacense Team.

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About the MMP Portfolio™

The MMP Portfolio patents, originated by The TPL Group in 1989, includes US, European and Japanese patents, covering techniques that enable higher performance and lower cost designs essential to consumer and commercial digital systems ranging from PCs, cell phones and portable music players to communications infrastructure, medical equipment and automobiles. Widely recognized as fundamental technology, the sweeping scope of MMP Portfolio™ technologies continues to encourage the world’s leading companies to become MMP Portfolio™ licensees. Learn more: customerservice@alliacense.com.

About Patriot Scientific Corporation

Headquartered in Carlsbad, California, Patriot Scientific Corporation (PTSC) is the co-owner of the

MMP Portfolio(TM). For more information on PTSC, visit www.ptsc.com.

About Alliacense

Alliacense is the recognized leader in the design and execution of Intellectual Property (IP) licensing programs, and delivers peerless IP project support and reverse engineering services. As a cadre of IP licensing strategists, technology experts, and experienced business development/management executives, Alliacense focuses on expanding the awareness and value of IP portfolios under management. Learn more: www.alliacense.com.

About The TPL Group

Founded in 1988, The TPL Group has evolved as a coalition of technology-based enterprises dedicated to the development, management and commercialization of proprietary technology, and the design, manufacture and sales of proprietary products based on those IP assets. Among the advanced products that TPL brings to market are multi-core microprocessors, memory management and control devices, advanced hearing and listening solutions, energy efficient computing architectures, encryption storage products, sub-wavelength acoustic transducers, wafer-level packaging, and solderless PCB-assembly technology. Learn more: www.tplgroup.net.

Safe Harbor Statement: Statements herein which are not purely historical, including statements regarding Patriot Scientific Corporation's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the recently filed actions and newly implemented strategy may not be successful or result in additional revenues for the Company.  It is important to note that the Company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic conditions, trends in the products markets, variations in the company's cash flow, market acceptance risks, patent litigation, technical development risks, and seasonality.  Our business could be affected by a number of other factors, including the risk factors listed from time to time in the Company's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended May 31, 2011, and the quarterly report on Form 10-Q for the period ended February 29, 2012. The Company cautions investors not to place undue reliance on the forward-looking statements contained herein. Patriot Scientific Corporation disclaims any obligation, and does not undertake to update or revise any forward-looking statements made herein.

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